Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Christa A. D’Alimonte as attorney-in-fact, with the power of substitution, for her and in her name, place and stead, in any and all capacities, to sign each Registration Statement on Form S-8 (the “Registration Statements”) currently contemplated to be filed on December 5, 2019 in connection with the merger of Viacom Inc. with and into CBS Corporation, with CBS Corporation continuing as the surviving corporation, and any and all amendments (including post-effective amendments) to the Registration Statements, and to sign any registration statement for the same offering covered by any of the Registration Statements that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Katherine M. Gill-Charest	Executive Vice-President, Controller and Chief Accounting Officer	December 4, 2019
Katherine M. Gill-Charest